McGovern
Hurley

Audit. Tax. Advisory.

Consent of Independent Auditors

We hereby consent to the use in the Regulation A Offering Statement (Form 1A) of our report dated April 29, 2019, related to the financial statements of Bactech Environmental Corporation for the years ended December 31, 2018 and 2017, which is part of this Offering Statement.

McGovern Hurley LLP

McGovern Hurley LLP

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Ontario
March 30, 2020

251 Consumers Road, Suite 800
Toronto, Ontario
M2J 4R3
mcgovernhurley.com
t. 416-496-1234